                                                                   EXHIBIT 10.21

                       NONQUALIFIED STOCK OPTION AGREEMENT
                               (EMPLOYEE VERSION)

         THIS AGREEMENT is entered into as of ________________ by and between Citizens Banking Corporation ("Company") and the undersigned ("Optionee"), pursuant to the Citizens Banking Corporation Stock Compensation Plan ("Plan"). The Company hereby grants to Optionee a Nonqualified Stock Option to purchase _______________ shares of Common Stock, subject to the terms and conditions contained in the Plan and as hereinafter provided (the "Option"). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.

         1. EXERCISE PRICE. The Option shall be exercisable at $___________ per share.

         2. OPTION EXERCISE.

                  (a) Vesting. The Option shall become exercisable in equal annual installments of 20% per year beginning on the first anniversary of the Grant Date and shall be fully exercisable at the close of business on the fifth anniversary of the Grant Date. Notwithstanding the foregoing if Optionee is a party to a Change in Control Agreement with Company, the Option also shall become exercisable in full upon a Change in Control of Company as defined in the Change in Control Agreement. In the event Optionee's employment is terminated due to Retirement, the Option shall continue to vest for five years after termination as if Optionee's employment had not terminated. In the event Optionee's employment is terminated due to death, Disability or position elimination pursuant to the provisions of the Citizens Banking Corporation Severance Pay Plan ("Position Elimination"), the Option shall continue to vest for one year after termination as if Optionee's employment had not terminated. If Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, Optionee shall, in connection with such transaction, to the extent that the Option is not cancelled, cashed-out or previously exercised, be entitled to receive upon exercise of the Option, in lieu of shares of Common Stock to which Optionee would otherwise be entitled, the securities or property which a shareholder owning the number of shares of Common Stock for which the Option is then exercisable would be entitled to receive pursuant to such transaction. Any provision of this Agreement to the contrary notwithstanding, the Option shall expire and no longer be exercisable after close of business on the date which is the tenth anniversary of the date of this Agreement (the "Expiration Date"). As used in this Agreement, notwithstanding the definition of such term in the Plan, "Retirement" shall mean Optionee's voluntary cessation of employment following the later of Optionee's 55th birthday and Optionee's completion of five years of employment with Company or an Affiliate.

                  (b) Notice. The Option may be exercised only by delivery to the Secretary of Company of a written and duly executed notice in the form attached hereto accompanied by payment in the form or forms permitted by Section 2(c) below.

                  (c) Payment Terms. The purchase price for shares of Common Stock to be acquired upon exercise of the Option shall be paid in full at the time of exercise (1) in cash, (2) by personal check, bank draft or money order,
(3) by tendering shares of Common Stock that have been held at least six months and which are freely owned and held by Optionee independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), (4) through the Cashless Exercise Procedure by delivery to Company of a properly executed exercise notice, acceptable to Company, together with irrevocable instructions to Optionee's broker to deliver to Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between Company and the applicable brokerage firm, or (5) any combination of the above.

         3. TERMINATION OF EMPLOYMENT.

                  (a) Prior to Option Becoming Exercisable.

                           (i) If, prior to the date that the Option first
becomes exercisable, Optionee's employment is terminated for any reason other than Retirement, death, Disability or Position Elimination, Optionee's right to exercise the Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.

                           (ii) If prior to the date that the Option first
becomes exercisable, Optionee's employment is terminated due to Retirement, Optionee's right to exercise the Option shall continue to vest and become exercisable for up to five years after such termination in accordance with
Section 2(a) of this Agreement as if Optionee's employment had not been terminated.

                           (iii) If prior to the date that the Option first
becomes exercisable, Optionee's employment is terminated due to death, Disability or Position Elimination, Optionee's right to exercise the Option shall continue to vest and become exercisable for up to one year after such termination in accordance with Section 2(a) of this Agreement as if Optionee's employment had not been terminated.

                  (b) After Option Becomes Exercisable. If, on or after the date that the Option first becomes exercisable, Optionee's employment is terminated
(1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate,
(2) due to death, Disability or Position Elimination, then the Option, to the extent that it is otherwise exercisable on the date of exercise (as set forth in Sections 2(a) and 3(a)(iii)), shall be exercisable only until the earlier of the one year anniversary of such termination or the Expiration Date, (3) due to Retirement, then the Option, to the extent that it is otherwise exercisable on the date of exercise (as set forth in Sections 2(a) and 3(a)(ii)), shall be exercisable only until the earlier of the five year anniversary of such termination or the Expiration Date, (4) if Optionee is a party to a Change in Control Agreement with Company, and Optionee's employment is terminated involuntarily or constructively in accordance with paragraph 3 thereof, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the Expiration Date, or (5) for any other reason, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the Expiration Date.

         4. RESTRICTIVE COVENANTS.

         As consideration for the grant of this Award, Optionee agrees to comply with and be bound by the following restrictive covenants:

                  (a) Non-Disclosure of Confidential Information. All "confidential information" concerning Company and its customers will be kept strictly confidential and will not be disclosed by Optionee to any third parties or used by Optionee in a manner contrary to Company's interests at any time without the prior consent of Company, except as required by law. "Confidential information" includes customer and client lists and all customer, technical, business, marketing, financial, systems and personnel information from whatever source, the disclosure of which might be contrary to the interests of Company, excluding information which is or becomes publicly available other than by Optionee's acts or omissions. All confidential information and all other property of Company will be returned to Company on or before the date Optionee's active status terminates, and Optionee will not retain any copies in any form.

                  (b) Non-Solicitation of Employees and Customers. During Optionee's employment and for a period of one year following Termination of Employment for any reason, including Retirement, Optionee will not, without the prior written consent of Company:

                           (i) on his/her own behalf or on behalf of any third
party, whether directly or indirectly, hire or employ, attempt to hire or employ, or solicit, encourage or induce to leave employment with Company or to accept employment elsewhere than Company, any person who was employed by Company at any time during the 18-month period beginning six months prior to the termination of Optionee's employment and ending one year after such termination.

                           (ii) on his/her own behalf or on behalf of any third
party, whether directly or indirectly, provide, sell, market or endeavor to provide, sell or market any Competing Services to any Restricted Customers (as such terms are defined below), or otherwise solicit or communicate with any Restricted Customers for the purpose of selling or providing any Competing Services. "Competing Services" means any products or services that are similar to or competitive with the products and services sold or offered by Company. "Restricted Customers" means any of Company's current, former, or prospective customers to whom Optionee provided services, with whom Optionee had business contact on behalf of Company, with respect to whom Optionee has confidential information, or with whom Optionee had any responsibilities during the last two years of Optionee's employment with Company.

                  (c) Non-disparagement. During Optionee's employment and for a, period of five years following Optionee's termination of employment for any reason including Retirement, Optionee will not publicly or privately make disparaging comments with respect to Company or it's management in general and specifically with respect to any of Company's personnel, operations, products, policies or practices.

                  (d) Non-Competition. During Optionee's employment and for a period of one year following termination of employment for any reason, including Retirement, Optionee will not, without the prior written consent of Company, become employed by (including self-employment) or otherwise provide services to or on behalf of any person or entity whose business competes with Company where both:

                           (i) Optionee will be called to perform the same or
substantially similar functions to those which Optionee performed while employed by Company during the one-year period prior to the termination of Optionee's employment, and

                           (ii) Optionee will, by virtue of the new business
relationship, be acting in a manner which is or may reasonably be expected to be prejudicial to or in conflict with the interests of Company, as determined in the reasonable discretion of the chief executive officer of Company or his designee.

         The restrictions set forth in this section 4.(d) shall not apply in the event that Optionee's employment is involuntarily terminated pursuant to the provisions of the Corporation's Severance Pay Plan.

                  (e) Subsequent assistance. Following Optionee's termination of employment for any reason, (other than death and in certain instances, Disability) Optionee shall furnish such reasonable subsequent assistance requested by Company that is deemed material to the transition of responsibilities from Optionee to his or her successor.

                  (f) Reformation. If any portion of these restrictive covenants is found to be unenforceable, any court of competent jurisdiction may reform the restrictions as to time, geographical area or scope to the extent required to make the provision enforceable under applicable law.

                  (g) Disclosure of Information. Optionee hereby agrees that he/she will provide Company with any information reasonably requested to determine compliance with these restrictive covenants and authorizes Company to disclose the covenants and the remedies for their violation to any third party who might be affected thereby, including Optionee's prospective employer.

                  (h) Cancellation and Other Remedies. If Optionee violates the restrictive covenants described in paragraphs 4 (a) through 4 (e) above:

                           (i) all stock options outstanding to Optionee
pursuant to this Agreement will be canceled immediately, and

                           (ii) Optionee will be required to reimburse Company
in an amount equal to any gain realized by Optionee (determined as of the exercise date) with respect to the exercise of the options covered by this Award within the period beginning one year prior to the termination of Optionee's employment and ending six (6) months after the termination of employment, net of any taxes withheld. Optionee agrees that this payment will be liquidated damages and is not to be construed in any manner as a penalty.

Optionee acknowledges that a violation or attempted violation on his or her part of the restrictive covenants set forth in Paragraphs 4.(a) relating to disclosure of confidential information, 4.(b) relating to solicitation of Company's employees and customers and 4.(c) relating to the making of disparaging comments concerning Company will cause immediate and irreparable damage to Company, and therefore agrees that Company will be entitled as a matter of right to an injunction from any court of competent jurisdiction restraining any violation or further violation of such terms, such right to an injunction, however, will be cumulative and in addition to whatever other remedies Company may have under law or equity. With respect to any violation of the restrictive covenants set forth in

Paragraph 4(d) relating to noncompetition and 4(e) relating to subsequent assistance, the right to injunctive relief shall not apply and only the remedies set forth in subparagraphs 4(h)(i) and (ii) shall be available to Company. In any action or proceeding by Company to enforce these restrictive covenants where Company is the prevailing party, Company shall be entitled to recover from Optionee its reasonable attorneys' fees and expenses incurred in such action or proceeding.

         5. TERMINATION FOR CAUSE. Notwithstanding any other provision of this non-qualified stock option agreement, if Optionee's termination of employment is initiated by Company for Cause, all stock options outstanding to Optionee at the close of business on the day employment terminates will be cancelled, and Optionee will be required to repay any gains realized as a result of exercising an option within the one-year period prior to termination.

         6. OPTIONEE'S AGREEMENT. Optionee agrees to all the terms stated in this Agreement, as well as to the terms of the Plan, a copy of which is attached hereto and of which Optionee acknowledges receipt. To the extent any provision of this Agreement conflicts with the terms of the Plan, the terms of the Plan shall control. Pursuant to the Plan, the Committee is vested with conclusive authority to administer the Plan (which includes, among other things, the authority to determine the terms and conditions of this Agreement and the Option).

         7. WITHHOLDING. Optionee consents to withholding from his or her compensation of all applicable payroll and income taxes with respect to the Option. If Optionee is no longer employed by Company at the time any applicable taxes with respect to the Option are due and must be remitted by Company, Optionee agrees to pay applicable taxes to Company, and Company may delay issuance of a certificate until proper payment of such taxes has been made by Optionee. Optionee may satisfy such obligations under this Section 7 by any method authorized under Section 7.06 of the Plan.

         8. RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder of Company with respect to any of the shares covered by the Option until the issuance of such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such shares are issued.

         9. NON-TRANSFERABILITY OF OPTION. The Option shall not be transferred in any manner other than by will, the laws of descent and distribution or any other manner permitted by the Plan at the time of such purported transfer. No transfer of the Option shall be effective to bind Company unless Company shall have been furnished with written notice thereof and such evidence as Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.

         10. ADJUSTMENTS. The number of shares of Common Stock to which the Option is subject and the exercise price are subject to adjustment in accordance with Section 6.01 of the Plan. Such adjustment will be determined by the Committee, in its sole discretion.

         11. NO RIGHT TO EMPLOYMENT. The granting of the Option does not confer upon Optionee any right to be retained as an Employee.

         12. AMENDMENT AND TERMINATION OF OPTION. Except as otherwise provided in this Agreement or in the Plan, Company may not, without the consent of Optionee, amend, modify or terminate this Agreement if such amendment, modification or termination would adversely affect the Option in any material way.

         13. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to Company or the Committee shall be sent or delivered to the Secretary of Company at Company's headquarters. All notices by Company to Optionee shall be delivered to Optionee personally or addressed to Optionee at Optionee's last residence address as then contained in the records of Company or such other address as Optionee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by Company to Optionee at Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

         14. APPLICABLE LAW. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to conflict of laws, and (b) is not valid unless it has been signed by Optionee and Company.

         15. RETURN OF SIGNED AGREEMENT. This Agreement must be signed by Optionee and received in the Human Resources Department of the Company,
Attention: Compensation, Mail Code 001045, no later than the close of business on _______________. In the event that this Agreement is not signed by Optionee and received by the Human Resources Department by ______________ as set forth herein, the Options granted hereunder shall become null and void and may not be exercised.

         IN WITNESS WHEREOF, this Agreement has been executed as of ______________ by the parties set forth below.

                                    CITIZENS BANKING CORPORATION


                                    By:
                                       -----------------------------------------
                                            William R. Hartman
                                    Its:    Chairman, President and Chief
                                            Executive Officer


                                    OPTIONEE:


                                   ---------------------------------------------
                                   (signature)

                               NOTICE OF EXERCISE


Secretary
Citizens Banking Corporation
328 South Saginaw St.
Flint, Michigan 48502

         An Option was granted to me on __________, ____ to purchase _______ shares of Citizens Banking Corporation common stock at a price of $_____ per share (the "Option"). I hereby elect to exercise the Option with respect to ______ shares. Payment of the exercise price is being made as follows (check all that apply):

         o        Cash delivered with this notice.

         o Certified check, bank draft or money order delivered with this notice.

         o I am tendering shares of Common Stock that I currently own. I certify that I have owned such shares for at least the six months prior to the date of this notice.

         o Subject to Section 2.04 of the Stock Compensation Plan, I am making a "cashless exercise" and have given the designated broker the irrevocable instructions required by the applicable agreement between the broker and Citizens Banking Corporation.

         The stock certificate for the shares acquired upon exercise should be issued to:

                           (name)
                                         ---------------------------------------
                           (address)
                                         ---------------------------------------

                                         ---------------------------------------
                  (Social Security No.)
                                         ---------------------------------------


Dated:                   ,                  (signature)
       ------------------  ---------                   -------------------------

                                            (print name)
                                                        ------------------------